UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 28, 2011, Homeland Energy Solutions, LLC ("Homeland") entered into a Corn Oil Marketing Agreement with RPMG, Inc. ("RPMG"). Pursuant to the agreement, RPMG agreed to sell all of the corn oil that Homeland produces for a fee. RPMG's fee is calculated based on each pound of Homeland's corn oil sold by RPMG. The initial term of the agreement is for one year. The agreement automatically renews for successive one-year terms unless either party provides written notice that the agreement will not be renewed at least ninety days prior to the expiration of the current term of the agreement. RPMG also markets Homeland's ethanol. Homeland is a part owner of RPMG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: August 3, 2011	/s/ David A. Finke
David A. Finke
Chief Financial Officer
(Principal Financial Officer